[Exhibit 99.(10)(B)]

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-4, Post-Effective Amendment No. 1, of our report dated April 19, 2006, relating to the statutory financial statements of Teachers Insurance and Annuity Association of America, which is incorporated by reference from the Registration Statement on Form N-4 filed September 29, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PriceWaterhouseCoopers LLP

New York , NY
December 22, 2006